UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	EXPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2022, Express, Inc. (the “Company”) announced that Jason N. Judd has been appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective April 4, 2022 (the “Effective Date”). On the Effective Date, Matthew Moellering will no longer serve as Interim Chief Financial Officer of the Company and will continue serving as President and Chief Operating Officer of the Company. On the Effective Date, Mr. Judd will also assume the role of the Company’s principal accounting officer which was previously held by Mr. Moellering.

Mr. Judd, age 45, joins the Company from Big Lots, Inc., where he served as Senior Vice President, Corporate Finance & Treasurer since October 2019. Before joining Big Lots, Inc., Mr. Judd served as Chief Financial Officer and Senior Vice President from February 2016 to October 2019, and as Chief Financial Officer and Vice President from July 2015 to February 2016, of Justice at Ascena Retail Group. Prior to that, Mr. Judd served as Associate Vice President of Finance of Victoria’s Secret Stores from June 2011 to May 2015. Mr. Judd has been a member of the Park National Bank board of directors and the Park National Corporation board of directors since January 2019.

Mr. Judd will receive an initial annual base salary of $500,000 and a sign-on bonus of $245,000, with a target and a maximum annual bonus opportunity pursuant to the Company’s seasonal performance-based cash incentive plan equal to 70% and 140%, respectively, of his base salary. The sign-on bonus is subject to full or partial recoupment by the Company if Mr. Judd resigns during the first two years of employment for any reason other than good reason. Mr. Judd will also receive long-term incentive compensation awards with an aggregate value of $700,000, consisting of a time-based restricted cash award with a value of $350,000 and performance-based restricted stock units, awarded under the Company’s 2018 Incentive Compensation Plan, as amended, with a grant date fair value of $350,000.

Mr. Judd will also enter into both the Company’s standard amended and restated severance agreement for executive officers and the Company’s standard indemnification agreement for officers and directors. The severance agreement includes non-competition, non-solicitation and confidentiality restrictions. Mr. Judd will also receive other benefits consistent with the Company’s other senior executive officers.

A copy of the Company’s press release announcing Mr. Judd’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of Express, Inc., dated March 25, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.

Date: March 25, 2022	/s/ Laurel Krueger
Laurel Krueger
Chief Legal Officer and Secretary